Exhibit 99.1

KINGOLD JEWELRY REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2015

Company to Hold Conference Call with Accompanying Slide Presentation on Friday, May 15, 2015, at 5:00 PM ET

WUHAN CITY, China, May 15, 2015 - Kingold Jewelry, Inc. ("Kingold" or "the Company") (NASDAQ: KGJI), one of China's leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced its unaudited financial results for the first quarter ended March 31, 2015.

2015 First Quarter Financial Highlights (all results are compared to prior year period)

•	Net sales was $206.2 million, a decrease of 32.9% compared to $307.5 million, largely due to a slowdown in the Chinese economy in recent weeks
•	Processed a total of 12.3 metric tons of 24-karat gold products, compared to 14.5 metric tons
•	As a result of lower gold prices, the Company incurred a $3.0 million write-down on the value of its inventory
•	Gross profit decreased to $10.8 million compared to $26.8 million, and gross margin was 5.2% compared to 8.7%, largely as a result of the write-down of inventory combined with the fact that the prior year period was particularly strong
•	Net income was $6.6 million, or $0.10 per diluted share, compared to $16.1 million, or $0.24 per diluted share

Outlook for 2015

•	Company reiterates 2015 guidance of between 70 and 80 metric tons of 24-karat gold processed in 2015, while noting that a protracted period of lesser demand may require a reassessment as the Company progresses further in the year.

RECENT SIGNIFICANT EVENTS

•	April 6, 2015: The Company announced that it has entered into a convertible note purchase agreement with a majority-owned subsidiary of Fosun International Limited (“Fosun”) pursuant to which the Company will issue and sell to Fosun a $15 million aggregate principal amount 6.0% Senior Secured Convertible Note due 2018, subject to customary closing conditions, and which must close prior to May 31, 2015.
•	May 6, 2015: The Company announced that it has recently launched an online retail flagship store on Tmall.com, a large business-to-consumer online retail platform owned by Alibaba Group.

Mr. Zhihong Jia, Chairman and CEO of the Company, commented, “We were pleased to maintain profitability during the first quarter of 2015 despite the unusually weak market conditions associated with the slowdown of the Chinese economy and drop in the price of gold. Our net sales decreased due to larger customers delaying purchases during this period, and our investment gold business was also significantly affected. We have taken a proactive approach to reach out to new clients as well as deepen relationships with our key customers. We have recently launched our online retail flagship store on Tmall.com, leveraging our team’s experience from Kingold’s past online efforts to create a convenient and consumer friendly platform at minimal operating expense. We see it as a strong step in diversifying our revenue and expanding into a higher margin, direct retail business.”

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May 15, 2015

Chairman Jia continued, “Recently, we announced the proposed $15 million strategic investment from a majority-owned subsidiary of Fosun International, which owns one of the nation’s top gold mining companies and a top gold retailer in China. We anticipate utilizing the proceeds from this strategic investment to accelerate the development of our Kingold Jewelry Cultural Industry Park. Assuming we can meet the remaining closing conditions prior to May 31, 2015, we expect to close the transaction this month and we look forward to long-term strategic partnership with Fosun international in the future.”

UPDATE ON Kingold Jewelry cultural industry Park (“Jewelry park”)

Chairman Jia stated, “We continue to progress on all fronts surrounding the Jewelry Park, as we are now solely focused on completing all exterior and interior design elements. We are seeking sales opportunities for the properties under development and have been successful to date in achieving the necessary financing to progress with the project. We are still on track for a December 2015 opening and feel very confident that the endeavor will ultimately deliver a strong return-on-investment for Kingold and its stockholders.”

2015 FIRST QUARTER OPERATIONAL REVIEW

•	For the three months ended March 31, 2015, Kingold processed approximately 12.3 metric tons of 24-karat gold products, compared to 14.5 metric tons processed in the first quarter of 2014.

Metric Tons of Gold Processed
	Three Months Ended:
	March 31, 2015		March 31, 2014
	Volume	% of Total	Volume	% of Total
Branded*	5.6	45.5%	7.9	54.5%
Customized**	6.7	54.5%	6.6	45.5%
Total	12.3	100%	14.5	100%

*	Branded Production:	The Company acquires gold from the Shanghai Gold Exchange to produce branded products.
**	Customized Production:	Clients who purchase customized products supply gold to the Company for processing.

•	For the three months ended March 31, 2015, the Company processed a total of 12.3 metric tons of gold, of which branded production was 5.6 metric tons, representing 45.5% of total gold processed, and customized production was 6.7 metric tons, representing 54.5% of total gold processed in the first quarter of 2015. In the first quarter of 2014, the Company processed a total of 14.5 metric tons, of which branded production was 7.9 metric tons, or 54.5% of the total gold processed, and customized production was 6.6 metric tons, or 45.5% of total gold processed.

2015 FIRST QUARTER FINANCIAL REVIEW

Net Sales

Net sales for the three months ended March 31, 2015 was $206.2 million, a decrease of $101.3 million, or 32.9% from $307.5 million for the same period in 2014. Of the $101.3 million decrease in net sales, approximately $85.9 million was due to decreased production as a result of decreased demand, $13.2 million was due to drop in the price of gold and the remainder was due to currency exchange translation.

Gross Profit

Gross profit for the three months ended March 31, 2015 was $10.8 million, a decrease of $16.0 million, or 59.8%, from $26.8 million for the same period in 2014.

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Gross Margin

The Company’s gross margin was 5.2% for the three months ended March 31, 2015, compared to 8.7% in the prior year period.

The substantial decrease was due to the fact that the Company purchased large quantities of gold inventory at year end 2013 and beginning of 2014 at low market prices, making the first quarter 2014 production at a cost much lower than normal. Additionally, the Company had a $3.0 million write-down of inventory due to the decrease in the price of gold in the first quarter of 2015.

Net Income

Net income for the three months ended March 31, 2015 was $6.6 million, or $0.10 per diluted share based on 66.0 million weighted average diluted shares outstanding, compared to net income of $16.1 million in the prior year period, or $0.24 per diluted share based on 66.6 million weighted average diluted shares outstanding in the prior-year period.

Balance Sheet and Cash Flow

(in millions except for percentages)	3/31/2015	12/31/2014	% Changed
	(Unaudited)	(Audited)
Cash	$70.5	1.3	5292.3%
Inventories (gold)	212.7	212.4	0.1%
Working Capital (Current Assets – Current Liabilities)	182.4	183.7	(0.7%)
Stockholders’ Equity	266.1	258.2	3.1%

Net cash provided by operating activities was $9.4 million for the three months ended March 31, 2015, compared with net cash used in operating activities of $18.8 million for the same period in 2014. The change was mainly because of the decrease in inventory as a result of decreased production as a result of weaker demand.

Kingold’s net cash from operating activities can fluctuate significantly due to changes in inventories (principally gold). Other factors that may vary significantly include the Company’s purchases of gold and income taxes. The Company expects that the net cash it generates from operating activities will continue to fluctuate as the Company’s inventories, receivables, accounts payables, and the other factors described above change with increased production and the purchase of larger quantities of raw materials (principally gold).

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OUTLOOK FOR 2015

Based on its existing resources and capacity, the Company reiterates that its gold processed is expected to be between 70 metric tons and 80 metric tons during 2015.

Chairman Jia, concluded, “We remain confident that the delay in our customers’ purchasing habits is a matter of a short-term reaction to the lower gold pricing. With our efforts towards diversifying revenue streams, we still feel confident in achieving our previously stated volume totals. However, we certainly note that a protracted period of lesser demand may require a reassessment as the Company progresses further in the year.”

Conference Call Details

Kingold also announced that it will discuss these financial results in a conference call on Friday, May 15, 2015, at 5:00 PM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-9038
Live Participant Dial In (International):	201-493-6742

The conference call will also be webcast live. To listen to the call, please go to the Investor Relations section of Kingold's website at www.kingoldjewelry.com, or click on the following link:  http://kingoldjewelry.equisolvewebcast.com/q1-2015. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, one of China's largest cities, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments, and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “expects,” “believe,” “project,” “anticipate,” or similar expressions. The forward-looking statements in this release include, but are not limited to, statements regarding Kingold’s outlook with respect to its 2015 gold processing, expectations with respect to expansion into a higher margin, direct retail business through the online retail store, expectations with respect to completion of construction of the Jewelry Park and planned grand opening, as well as its ability to engage in presales and finance the remaining construction, and its expectations with respect to a long-term partnership with Fosun. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Forward-looking statements are subject to a number of risks, including those contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact
Kingold Jewelry, Inc.
Bin Liu, CFO
Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

bl@kingoldjewelry.com

INVESTOR RELATIONS
The Equity Group Inc.
Katherine Yao, Associate
+86 10-6587-6435
kyao@equityny.com

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KINGOLD JEWELRY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN U.S. DOLLARS)
(UNAUDITED)
	For the three months ended March 31,
	2015	2014

NET SALES	$206,195,220	$307,453,098

COST OF SALES
Cost of sales	(195,120,956)	(280,376,607)
Depreciation	(309,001)	(308,279)
Total cost of sales	(195,429,957)	(280,684,886)

GROSS PROFIT	10,765,263	26,768,212

OPERATING EXPENSES
Selling, general and administrative expenses	1,678,366	2,565,176
Stock compensation expenses	212,783	612,995
Depreciation	25,191	31,108
Amortization	3,075	3,089
Total operating expenses	1,919,415	3,212,368

INCOME FROM OPERATIONS	8,845,848	23,555,844

OTHER INCOME (EXPENSES)
Interest Income	17,270	-
Interest expense	(297,537)	(678,523)
Total other expenses, net	(280,267)	(678,523)

INCOME FROM OPERATIONS BEFORE TAXES	8,565,581	22,877,321

INCOME TAX PROVISION (BENEFIT)
Current	2,728,902	6,489,043
Deferred	(744,525)	275,634
Total income tax provision	1,984,377	6,764,677

NET INCOME	$6,581,204	$16,112,644

OTHER COMPREHENSIVE INCOME (LOSS)
Total foreign currency translation gains (loss)	$1,099,665	$(1,989,671)

COMPREHENSIVE INCOME	$7,680,869	$14,122,973

Earnings per share
Basic	$0.10	$0.24
Diluted	$0.10	$0.24
Weighted average number of shares
Basic	65,963,502	65,807,394
Diluted	65,963,502	66,617,212

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KINGOLD JEWELRY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN U.S. DOLLARS)
(UNAUDITED)

	March 31,	December 31,
	2015	2014

ASSETS

CURRENT ASSETS
Cash	$70,459,741	$1,331,658
Restricted cash	14,865,906	14,793,632
Accounts receivable	-	503,406
Inventories	212,657,866	212,396,363
Other current assets and prepaid expenses	106,758	57,971
Deferred financing costs	490,148	-
Value added tax recoverable	4,360,873	4,501,426
Deferred income tax assets	747,420	-
Total current assets	303,688,712	233,584,456

PROPERTY AND EQUIPMENT, NET	9,120,424	9,390,258

OTHER ASSETS
Deposit on land use right-Jewelry Park	9,860,438	9,819,687
Construction in progress - Jewelry Park	64,135,588	58,310,818
Other assets	157,730	157,078
Land use right	490,981	492,027
Total other assets	74,644,737	68,779,610
TOTAL ASSETS	$387,453,873	$311,754,324

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$16,338,267	$16,270,745
Long term loans - current maturities	32,652,028	28,844,777
Debts payable	65,353,070	-
Other payables and accrued expenses	3,421,721	2,970,770
Customer deposits	690,059	-
Income tax payable	2,739,513	978,713
Other taxes payable	126,088	777,537
Total current liabilities	121,320,746	49,842,542

Long term loans	-	3,672,308
TOTAL LIABILITIES	121,320,746	53,514,850

COMMITMENTS AND CONTINGENCIES

EQUITY
Preferred stock, $0.001 par value, 500,000 shares
authorized, none issued or outstanding
as of March 31, 2015 and December 31, 2014	-	-
Common stock $0.001 par value, 100,000,000 shares
authorized, 65,963,502 and 65,963,502 shares issued and outstanding
as of March 31, 2015 and December 31, 2014	65,963	65,963
Additional paid-in capital	79,672,958	79,460,175
Retained earnings
Unappropriated	169,583,280	163,002,075
Appropriated	967,543	967,543
Accumulated other comprehensive income	15,843,383	14,743,718
Total stockholders' equity	266,133,127	258,239,474
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$387,453,873	$311,754,324

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KINGOLD JEWELRY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(IN U.S. DOLLARS)
(UNAUDITED)
	For the three months ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,581,204	$16,112,644
Adjusted to reconcile net income to cash provided by (used in) operating activities:
Depreciation	334,192	339,387
Amortization of intangible assets	3,075	3,089
Share based compensation for services	212,783	612,995
Inventory valuation allowance	2,978,101	-
Deferred tax (benefit) provision	(744,525)	275,634
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	503,537	473,101
Inventories	(2,360,577)	(45,275,221)
Other current assets and prepaid expenses	(48,362)	8,147,809
Deferred financing costs	(488,249)	-
Value added tax recoverable	158,617	(1,628,968)
Increase (decrease) in:
Other payables and accrued expenses	442,050	(263,291)
Customer deposits	687,386	-
Income tax payable	1,749,934	3,222,075
Other taxes payable	(652,139)	(847,977)
Net cash provided by (used in) operating activities	9,357,027	(18,828,723)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(26,586)	(69,937)
Cash deposit for land use right-Jewelry Park	-	(8,173,006)
Cash payment in construction in progress-Jewelry Park	(5,561,161)	-
Net cash used in investing activities	(5,587,747)	(8,242,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loans-short term	-	7,764,356
Repayments of bank loans-short term	-	(17,980,614)
Proceeds from long term loan	-	3,689,295
Long term investment		-
Restricted cash	(10,839)	(12,888,539)
Proceeds from related party loan	-	64,901,350
Repayments of related party loan	-	(12,980,270)
Proceeds from debt financing instruments private placement	65,099,928	-
Net cash provided by financing activities	65,089,089	32,505,578

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	269,714	(213,403)

NET INCREASE IN CASH AND CASH EQUIVALENTS	69,128,083	5,220,509

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,331,658	2,284,930

CASH AND CASH EQUIVALENTS, END OF YEAR	$70,459,741	$7,505,439

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expense	$1,332,444	$4,345,677
Cash paid for income tax	$978,968	$3,266,968